UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 16, 2021

Quest Diagnostics Incorporated
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation)

001-12215				16-1387862
(Commission File Number)				(I.R.S. Employer Identification No.)

500 Plaza Drive
Secaucus,	NJ			07094
(Address of principal executive offices)				(Zip Code)

		(973)	520-2700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	DGX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

At the 2021 annual meeting of Quest Diagnostics Incorporated (the “Company”), stockholders considered a stockholder-submitted proposal (the “Stockholder Proposal”) that asked whether the Board of Directors (the “Board”) of the Company should take the necessary steps to permit stockholders to act by written consent on matters presented for stockholder vote with the minimum number of votes that would be necessary to take such action if the matter was presented at a meeting of stockholders at which all shares entitled to vote thereon were present and voted. The holders of 50.6% of the voting power of the outstanding shares of the Company’s common stock voted in favor of the Stockholder Proposal. In light of the results of the vote on the Stockholder Proposal, the Board considered the advantages and disadvantages of providing stockholders with the right to act by written consent that is not unanimous, and associated issues. Following this review, and after considering the recommendation of the Board’s Governance Committee, the Board determined that it is advisable to take the necessary steps to provide stockholders with the right to act by written consent that is not unanimous and to recommend to stockholders at the Company's 2022 annual meeting of stockholders to approve amendments to Company's Certificate of Incorporation necessary to provide for such a right.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

August 18, 2021

QUEST DIAGNOSTICS INCORPORATED

By: /s/ William J. O’Shaughnessy, Jr.
William J. O’Shaughnessy, Jr.
Deputy General Counsel and Secretary